As filed with the Securities and Exchange Commission on February 07, 2023

File No. 333-166309

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST EFFECTIVE AMENDMENT NO. 2

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MECHEL PAO

(Exact name of Registrant as specified in its charter)

Russian Federation	3312	None
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Krasnoarmeyskaya Street 1 Moscow 125167 Russian Federation +7-495-221-8888	Puglisi & Associates 850 Library Avenue, Suite 204 Newark, Delaware 19715 (302) 738-6680
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Walter Van Dorn Dentons US LLP 1221 Avenue of the Americas New York, NY 10020-1089 (212) 768-6985	Alexey Lukashov Mechel PAO Krasnoarmeyskaya Street 1 Moscow 125167 Russian Federation +7-495-221-8888

Approximate date of commencement of proposed sale to the public: If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

DEREGISTRATION OF SECURITIES

Mechel PAO (the “Registrant”) is filing this post-effective amendment to deregister securities registered for issuance on Form F-3, File No. 333-166309 (the “Registration Statement”). The Registration Statement originally registered an indeterminate amount of preferred shares to be represented by preferred American depositary shares (“Preferred ADSs”). Each Preferred ADS represents one-half of a preferred share. A separate registration statement on Form F-6 was filed for the registration of the preferred ADSs evidenced by American depositary receipts issuable upon deposit of the preferred shares. All securities which remain unsold under the Registration Statement are hereby deregistered. As a result of this deregistration, no securities remain registered for sale pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Moscow, Russian Federation, on February 7, 2023.

MECHEL PAO

By:	/s/ Oleg V. Korzhov
Oleg V. Korzhov Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Igor V. Zyuzin Igor V. Zyuzin	Chairman and Director	February 7, 2023

/s/ Oleg V. Korzhov Oleg V. Korzhov	Chief Executive Officer and Director	February 7, 2023

/s/ Alexander D. Orishchin Alexander D. Orishchin	Director	February 7, 2023

/s/ Georgy G. Petrov Georgy G. Petrov	Director	February 7, 2023

/s/ Nelli R. Galeeva Nelli R. Galeeva	Director	February 7, 2023

/s/ Alexander N. Kotsky Alexander N. Kotsky	Director	February 7, 2023

/s/ Irina N. Ipeeva Irina N. Ipeeva	Director	February 7, 2023

SIGNATURE OF AUTHORIZED REPRESENTATIVES IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Mechel PAO, has signed this registration statement in Newark, Delaware, United States of America on February 7, 2023.

Puglisi & Associates

By:	/s/ Donald J. Pulisi
Name: Donald J. Puglisi
Title: Managing Director